EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-8) and related Prospectus of SecureCARE Technologies, Inc. for the registration of 300,000 shares of its common stock and to the incorporation by reference therein of our report dated April 5, 2005, with respect to the financial statements of SecureCARE Technologies, Inc., included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.


/s/  KBA GROUP LLP
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KBA GROUP LLP
Dallas, Texas
February 10, 2006